EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-164032, No. 333-168523, No. 333-196668, No. 333-250085, and No. 333-256782) on Form S-8 and (No. 333-253238) on Form S-3 of our report dated February 23, 2022, with respect to the consolidated financial statements of KAR Auction Services, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Indianapolis, Indiana
February 23, 2022